EXHIBIT 99.1

Indoor Harvest Corp Issues Default Notice to Head North LLC Regarding Cannabis IP Related Acquisition

Houston, Texas, September 22, 2016 — Indoor Harvest Corp (OTCQB:INQD), through its brand name Indoor Harvest®, is a full service, state of the art design-build engineering firm for the indoor and vertical farming industry. The company provides production platforms, mechanical systems and complete custom designed build outs for both greenhouse and building integrated agriculture grows. The Company has issued notification to Head North LLC that it is in default under agreements related to the potential acquisition of the Company’s cannabis operations and assets.

In June of this year, our Board of Directors voted to begin efforts to divest our cannabis operations and assets. The Company’s Board had determined that our operations in cannabis added complexity with investor discussions and certain global partners needed to grow our vertical farming business. Also, with the recent DEA decision to open up cannabis research and to provide a very limited but regulated pathway for pharmaceutical use, management believes there is an opportunity to capitalize the Company’s vertical farming efforts through the sale of its cannabis assets to a pharmaceutical group.

Head North, a Minnesota limited liability Company, originally approached us to design-build a pharmaceutical production facility for cannabidiol production using our HPA technology. Head North presented itself as an emerging player in the pharmaceutical industry that was backed by seasoned business leaders and funding groups. After a few weeks of talks, Head North presented us with an official offer to acquire the Company. Our due diligence, based on the information provided, suggested they were not only willing, but capable.

On August 22, 2016, we entered into an agreement with Head North in which they agreed to purchase $375,000 of the Company’s Series A Preferred shares in exchange for exclusivity to negotiate an acquisition of our cannabis assets and operations. On September 2, 2016 the Company received an executed subscription agreement for $375,000 from Head North related to this agreement. As of this release however, Head North has failed to fund its subscription despite providing us with multiple closing dates and assurances that funds were in route.

“In our discussions with Head North, we were very clear about our intent and situation. Despite having several groups interested in acquiring our cannabis assets, we agreed to provide Head North exclusivity in exchange for providing us funds to pay off our promissory notes. Head North was aware of the potential negative effects conversion of our notes would have should they default on September 22, 2016. Due to the various representations and warranties provided to us by Head North and our faith in them to execute, we now find ourselves with limited time and options to prevent a default of our promissory notes. I have informed Head North that we will attempt to seek legal remedies for shareholders for any damages that may result from Head North’s misrepresentations, negligence and breach of contract", stated Chad Sykes, CEO and founder of Indoor Harvest.

The Company has reached out to its Promissory Note holders, Rockwell Capital Partners, Inc. and FirstFire Global Opportunities Fund, LLC, and has requested to negotiate extended terms due to circumstances beyond the control of management.

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Consistent with the SEC’s April 2013 guidance on using social media outlets like Facebook and Twitter to make corporate disclosures and announce key information in compliance with Regulation FD, Indoor Harvest is alerting investors and other members of the general public that Indoor Harvest will provide weekly updates on operations and progress through its social media on Facebook, Twitter and Youtube. Investors, potential investors and individuals interested in our company are encouraged to keep informed by following us on Twitter, YouTube or Facebook.

Facebook: http://www.facebook.com/indoorharvest

Twitter: http://www.twitter.com/indoorharvest

Youtube: http://www.youtube.com/indoorharvest

ABOUT INDOOR HARVEST CORP

Indoor Harvest Corp, through its brand name Indoor Harvest®, is a full service, state of the art design-build engineering firm for the indoor farming industry. Providing production platforms and complete custom designed build outs for both greenhouse and building integrated agriculture (BIA) grows, tailored to the specific needs of virtually any cultivar. Our patent pending aeroponic fixtures are based upon a modular concept in which primary components are interchangeable. Visit our website at http://www.indoorharvest.com for more information about our Company.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” relating to the business of Indoor Harvest and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “estimates,” “believes,” “anticipates,” “intends,” expects” and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on Indoor Harvest’s current expectations and beliefs concerning future developments and their potential effects on Indoor Harvest. There can be no assurance that future developments affecting Indoor Harvest will be those anticipated by Indoor Harvest. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Indoor Harvest undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts:

Indoor Harvest Corp

CEO, Mr. Chad Sykes

713-410-7903

ccsykes@indoorharvest.com

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